Exhibit 10.19

BLACKHAWK NETWORK HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2006 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN

BLACKHAWK NETWORK HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2006 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN

i

BLACKHAWK NETWORK HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2006 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN

ii

BLACKHAWK NETWORK HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2006 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN

Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), adopted this Blackhawk Network Holdings, Inc. Second Amended and Restated 2006 Restricted Stock and Restated Stock Unit Plan (the “Plan”) for the benefit of its eligible Employees (as defined herein). The Plan was initially effective as of February 24, 2006 (the “Effective Date”) and amended and restated effective as of February 23, 2007. This second amendment and restatement of the Plan is effective as of May 14, 2012.

The purposes of the Plan are as follows:

to provide an additional incentive for Employees (as defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock; and

to enable the Company to obtain and retain the services of Employees considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company.

ARTICLE I

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.1 Administrator. “Administrator” shall mean the Board, except that, if the Board appoints a Committee under Section 4.1, the term “Administrator” shall mean the Committee as to those duties, powers and responsibilities specifically conferred upon the Committee.

1.2 Award. “Award” shall mean a Restricted Stock award, a Restricted Stock Unit award or a Dividend Equivalent award granted under the Plan.

1.3 Award Agreement. “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4 Board. “Board” shall mean the Board of Directors of the Company.

1.5 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6 Committee. “Committee” shall mean the committee or subcommittee of the Board appointed as provided in Section 4.1.

1.7 Common Stock. “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

1.8 Company. “Company” shall mean Blackhawk Network Holdings, Inc., a Delaware corporation.

1.9 Dividend Equivalent. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock, granted pursuant to the Plan.

1.10 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.11 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.12 Fair Market Value. “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices for a share of the Common Stock on the date in question or, if there are no high bid and low asked prices for a share of the Common Stock on the date in question, the high bid and low asked prices for a share of the Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange nor regularly quoted by a recognized securities dealer, the Administrator shall determine the Fair Market Value for a share of the Common Stock in good faith by the reasonable application of a reasonable valuation method in accordance with proposed Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or any successor thereto.

1.13 Holder. “Holder” shall mean a person who has been granted an Award.

1.14 Plan. “Plan” shall mean the Blackhawk Network Holdings, Inc. Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan.

1.15 Restricted Stock. “Restricted Stock” shall mean Common Stock granted pursuant to the Plan.

1.16 Restricted Stock Unit. “Restricted Stock Unit” shall mean a contractual right granted pursuant to the Plan to receive in the future a share of Common Stock or the Fair Market Value of a share of Common Stock in cash.

1.17 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.18 Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.19 Stockholders’ Agreement. “Stockholders’ Agreement” shall mean that certain Third Amended and Restated Stockholders’ Agreement dated as of August 21, 2012, by and among the Company, Safeway Inc., a Delaware corporation, and certain stockholders of the Company, as amended from time to time.

1.20 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason,

with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, and (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions of whether a particular leave of absence constitutes a Termination of Employment.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan. The shares of stock subject to Awards shall be shares of the Company’s common stock, par value $0.001 per share. The aggregate number of such shares which may be issued pursuant to the Plan shall not exceed Two Million Five Hundred Thousand (2,500,000). The shares of Common Stock issuable pursuant to Awards may be either previously authorized but unissued shares or treasury shares.

2.2 Add-back of Certain Shares. Shares of Common Stock which are delivered by the Holder in payment of the tax withholding with respect to any Award may again be granted hereunder, subject to the limitations of Section 2.1. If any shares of Restricted Stock are repurchased by the Company pursuant to Section 3.5, such shares may again be granted hereunder, subject to the limitations of Section 2.1.

ARTICLE III

RESTRICTED STOCK, RESTRICTED STOCK UNITS, DIVIDEND EQUIVALENTS

3.1 Eligibility. Restricted Stock may be granted to any Employee who the Administrator determines should receive such an Award.

3.2 Award of Restricted Stock

(a) The Administrator may from time to time, in its absolute discretion:

(i) Select from among the Employees (including Employees who have previously received other Awards under the Plan) such of them as in its opinion should be granted Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

3.3 Award Agreement. Each Award shall be evidenced by an Award Agreement. The Award Agreement evidencing an Award shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its discretion.

3.4 Restriction. All shares of Restricted Stock (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company or any Subsidiary, Company performance and individual performance; provided, however, that, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

3.5 Repurchase of Restricted Stock. The Administrator may provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement at the time of such Holder’s Termination of Employment, at a price per share equal to the lesser of (i) the price paid by the Holder for such Restricted Stock or (ii) the then current Fair Market Value of such Restricted Stock, as determined by the Administrator in good faith. The repurchase price for any such shares of Restricted Stock shall be paid in either cash (or cash equivalent) or cancellation of all or any portion of any indebtedness owed to the Company incurred by the Holder in satisfaction of the Holder’s tax withholding obligations.

3.6 Stockholders’ Agreement. Except as otherwise provided by the Administrator, all shares of Restricted Stock shall be subject to the Stockholders’ Agreement. As a condition of acquiring Restricted Stock, the Administrator may require a Holder to execute, deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator, the Stockholders’ Agreement.

3.7 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock issuable pursuant to an Award prior to fulfillment of all of the following conditions:

(a) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax; or

(b) Holder’s execution of such documentation (if any) as the Administrator may deem necessary or advisable to evidence Holder’s agreement to be bound by the terms of the Stockholders’ Agreement with respect to the such shares.

(c) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed (if any);

(d) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(e) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(f) The lapse of such reasonable period of time (as may be established by the Administrator from time to time for reasons of administrative convenience) following execution of an Award Agreement and such other documentation as the Administrator may require consistent with the terms of the Plan (including, without limitation, any investment representation letter required pursuant to Section 3.8).

3.8 Investment Intent. As a condition of acquiring Common Stock under the Plan, the Administrator may require a Holder to give written assurances satisfactory to the Company as to (i) the Holder’s knowledge and experience in financial and business matters, (ii) the Holder’s capability of evaluating, alone or together with a professional advisor employed by the Holder, the merits and risks of acquiring such Common Stock, and (iii) the Holder’s investment intent (and intent to acquire the Common Stock for the Holder’s own account and not with any present intention of selling or otherwise distributing the Common Stock). In the event the services of a professional advisor are necessary to provide the foregoing written assurances, the professional advisor shall be unaffiliated with the Company or any of its affiliates and shall be knowledgeable and experienced in financial and business matters. The Holder alone shall be responsible for the cost of employing any professional advisor. The requirements of this Section 3.8 shall be inoperative if the shares to be issued have been registered under a then currently effective registration statement under the Securities Act, or as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

3.9 Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

3.10 Rights as Stockholders. Subject to Section 3.4, upon delivery of the shares of Restricted Stock to the Holder, or to the escrow holder pursuant to Section 3.9, as applicable, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions, if any, in his or her Award Agreement and the Stockholders’ Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administrator, any dividends or other distributions with respect to the Common Stock shall be subject to the restrictions imposed pursuant to Sections 3.4 and 3.5.

3.11 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

3.12 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

3.13 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Employee. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more performance criteria or other specific criteria, including service to the Company or any Subsidiary, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be set in accordance with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Common Stock (or the Fair Market Value of one such share of Common Stock in cash) for each vested and nonforfeitable Restricted Stock Unit; provided, however, that any share of Common Stock issued to the Holder pursuant to this Section 3.13 shall be subject to the terms and conditions of the Stockholders’ Agreement.

3.14 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula, at such time and subject to such limitations as may be determined by the Administrator. In addition, the Administrator may provide that Dividend Equivalents with respect to shares of Common Stock covered by an Award shall only be paid out to the Holder at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such shares of Common Stock.

ARTICLE IV

ADMINISTRATION

4.1 Administrator. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Awards under the Plan to eligible Employees. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

4.2 Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to any Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(a) to determine the Fair Market Value of the Common Stock for all purposes of the Plan or any Award granted hereunder;

(b) to select the Employee to whom Awards may from time to time be granted hereunder;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder, subject to the limitations of Section 2.1 above;

(d) to approve forms of agreement for use under the Plan;

(e) to determine the terms and conditions of any Awards granted hereunder (such terms and conditions include, but are not limited to, the purchase price to be paid, the time or times when Award may vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its discretion, shall determine);

(f) to prescribe, amend and rescind rules and regulations relating to the Plan;

(g) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold shares of Common Stock otherwise subject to an Award, or to allow the repurchase of shares of Common Stock by the Company, having a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such obligations based on the minimum amount required to be withheld using the statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Fair Market Value of the shares of Common Stock to be withheld or repurchased shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have shares of Common Stock withheld or repurchased for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(h) to amend the Plan or any Award granted under the Plan as provided in Section 5.2; and

(i) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

4.3 Majority Rule; Unanimous Written Consent. The Administrator shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Board or Committee, as applicable.

4.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Board or Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Board or Committee incur in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Administrator, the Company and the Company’s officers and members of the Board shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.1 Not Transferable.

(a) No Award under the Plan, or the shares underlying such Award, may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

5.2 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 5.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. No amendment, suspension or termination of the Plan shall, without the consent of the Holder alter or impair any rights or obligations under any Award theretofore granted, unless the Award itself otherwise expressly so provides. No Awards may be granted during any period of suspension or after termination of the Plan, and in no event may any Awards be granted under the Plan after the expiration of ten years from the date the Plan is adopted by the Board.

5.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted (including, but not limited to, adjustments of the limitation in Section 2.1 on the maximum number and kind of shares which may be issued); and

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards.

(b) In the event of any transaction or event described in Section 5.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award or shares of Common Stock issued thereunder for an amount of cash equal to the amount that could have been attained upon the realization of the Holder’s rights had such Award been fully vested or the replacement of such Award with other rights or property selected by the Administrator in its discretion;

(ii) To provide that some or all shares of Restricted Stock may cease to be subject to repurchase under Section 3.5, or such other restrictions as may be imposed under Section 3.4, after such event; and to provide that the vesting of some or all of the shares covered by a Restricted Stock Unit may be accelerated prior to such event;

(iii) To provide that the Award cannot vest after such event;

(iv) To provide that the Company’s repurchase rights may be assigned to the successor or survivor corporation, or a parent or subsidiary thereof, or otherwise continued in effect;

(v) To provide that such Award shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(vi) To make adjustments in the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, or Awards which may be granted in the future.

(c) The Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

5.4 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the grant, issuance or vesting of any Award or shares of Restricted Stock subject thereto. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state and local income tax and payroll tax liabilities with respect to the issuance, vesting or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.

5.5 Loans. The Administrator may, in its discretion, extend one or more loans to Employees in connection with the issuance or vesting of Awards granted under the Plan. The terms and conditions of any such loan shall be set by the Administrator. Notwithstanding the foregoing, no loan shall be made to an Employee under this Section to the extent such loan would result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan that is prohibited by Section 13(k) of the Exchange Act or other applicable law. In the event that the Administrator determines in its discretion that any loan under this Section is or will become prohibited by Section 13(k) of the Exchange Act or other applicable law, the Administrator may provide that such loan is immediately due and payable in full and may take any other action in connection with such loan as the Administrator determines in its discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.

5.6 At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

5.7 Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees or other service providers of the Company or any Subsidiary or (b) to grant or assume options or other rights or awards in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

5.8 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.9 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

5.10 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

5.11 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, shares of Common Stock or a combination thereof.

5.12 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

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I hereby certify that the foregoing is a true and correct copy of the Blackhawk Network Holdings, Inc. Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan, as duly assumed and amended and restated by the Board of Directors of Blackhawk Network Holdings, Inc. effective as of May 14, 2012.

Executed on this 18th day of May, 2012

Blackhawk Network Holdings, Inc.

By:	/s/ David E. Durant

Title:	Secretary & General Counsel